NEW YORK STATE OF OPPORTUNITY. | Division of Corporations, State Records and Uniform Commercial Code

New York State
Department of State
DIVISION OF CORPORATIONS,
STATE RECORDS AND
UNIFORM COMMERCIAL CODE
One Commerce Plaza
99 Washington Ave.
Albany, NY 12231-0001
www.dos.ny.gov

181205000475

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

NOWIGENCE INC.

(Insert the Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The current name of the corporation is:

NOWIGENCE INC.

If the name of the corporation has been previously changed, the name under which it was originally formed is:

____

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

08/01/2011

THIRD: The amendment effected by this certificate of amendment is as follows:

The subject matter and full text of each amended paragraph must be stated.

FOR EXAMPLE, a certificate of amendment changing the name of the corporation would read as follows:

Paragraph FIRST of the Certificate of Incorporation relating to the name of the corporation is amended to read in its entirety as follows:

FIRST: The name of the corporation is (....new name....).

Paragraph Fourth of the Certificate of Incorporation relating to
The Corporation is currently authorized to issue Two Hundred (200) shares of Common Stock, without par value, of which Zero (0) shares are currently issued. The amendment of the Certificate of Incorporation effected by this Certificate of Amendment is to redesignate the total number of authorized shares the Corporation shall have the authority to issue from Two Hundred (200) shares of Common Stock, without par value into One Hundred Million (100,000,000) shares with $0.00001 par value. The Two Hundred (200) unissued shares of common stock without par value shall be cancelled, and the corporation shall add One Hundred Million (100,000,000) shares with $0.00001 par value. No fractional shares shall be issued. To effect the foregoing change
is amended to read in its entirety as follows:

The corporation shall have authority to issue one class of shares consisting of total number of shares which the corporation shall have the authority to issue is One Hundred Million (100,000,000) shares with $0.00001 par value.

____

181205000475

Paragraph ____________ of the Certificate of Incorporation relating to

____

____

is amended to read in its entirety as follows:

____

FOURTH: The certificate of amendment was authorized by: *(Check the appropriate box)*

☒ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☐ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

X [signature]
(Signature)

Anoop Bhatia
(Name of Signer)

President
(Title of Signer)

475

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

NOWIGENCE INC.
(Insert Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name and Mailing Address:

Kathy Shin
Name:

InCorp Services, Inc.
Company, if Applicable:

3773 Howard Hughes Pkwy. - Suite 500S
Mailing Address:

Las Vegas, NV 89169-6014
City, State and Zip Code:

NOTES:

1. The name of the corporation and its date of incorporation provided on this certificate must exactly match the records of the Department of State. This information should be verified on the Department of State's website at www.dos.ny.gov.
2. This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores.
3. The Department of State recommends that all documents be prepared under the guidance of an attorney.
4. The certificate must be submitted with a $60 filing fee.

For Office Use Only

RECEIVED
2018 DEC -4 PM 4:09

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED DEC 05 2018
TAX $____
BY: [signature]

2018 DEC -5 PM 1:16

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